UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007 (January 31, 2007)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	001-11899 (Commission File No.)	22-2674487 (IRS Employer Identification No.)

1100 Louisiana Street, Suite 2000 Houston, Texas (Address of principal executive offices)	77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01    Other Events
     Derivative Contracts
     On January 31, 2007 and February 1, 2007, The Houston Exploration Company (the “Company”) entered into natural gas costless collar contracts covering notional volumes of 40,000 million British thermal units per day (MMBtu/d) for the period March 2007 through February 2008 at an average floor price of $7.75 per MMBtu and an average ceiling price of $9.205 per MMBtu. In addition, the Company entered into natural gas basis swap contracts at the Houston Ship Channel delivery point covering notional volumes of 40,000 MMBtu/d for the period March 2007 through February 2008 at $0.30 per MMBtu.
     The following table summarizes the Company’s open natural gas related derivative contracts as of February 6, 2007:

				HSC	NYMEX	NYMEX
	Period		Daily Volume	Price	Floor Price	Ceiling Price
Year	(Months)	Transaction Type	(MMBtu/day)	($/MMBtu)	($/MMBtu)	($/MMBtu)

2007	Jan — Dec	Costless collar	20,000		$5.00	$6.50
2007	Jan — Dec	Costless collar	10,000		5.00	6.79
2007	Mar — Dec (1)	Costless collar	20,000		7.75	9.25
2007	Mar — Dec (1)	Costless collar	10,000		7.75	9.20
2007	Mar — Dec (1)	Costless collar	10,000		7.75	9.12
2007	Mar — Dec (1)	Basis swap — HSC	40,000	$0.30

2008	Jan — Dec	Costless collar	20,000		$5.00	$5.72
2008	Jan — Feb (1)	Costless collar	20,000		7.75	9.25
2008	Jan — Feb (1)	Costless collar	10,000		7.75	9.20
2008	Jan — Feb (1)	Costless collar	10,000		7.75	9.12
2008	Jan — Feb (1)	Basis swap — HSC	40,000	$0.30

(1)	Transaction executed subsequent to December 31, 2006.
     The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     Additional Information and Where to Find It
     On January 7, 2007, the Company entered into an Agreement and Plan of Merger with Forest Oil Corporation (“Forest”) and a subsidiary of Forest with respect to the proposed merger of the Company with and into Forest. The Company and Forest will file a preliminary joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders of Forest and the Company are urged to read the definitive joint proxy statement/prospectus (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company, Forest and the merger. A definitive joint proxy statement / prospectus will be sent to security holders of the Company and Forest seeking their approval of the merger. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov.
     The documents filed with the SEC by the Company may be obtained free of charge from the Company’s website at www.houstonexploration.com or by calling the Company’s investor relations department at 713.830.6800. In addition, the documents filed with the SEC by Forest may be obtained free of charge from Forest’s website at www.forestoil.com or by calling Forest’s investor relations department at 303.812.1400. Investors and security holders are urged to read the joint proxy statement / prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.
     The Company, Forest and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation will be set forth in the joint proxy statement / prospectus when it becomes available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer